Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Third Quarter Fiscal 2023 Results
Fiscal year-to-date summary:
•     GAAP revenue increased 6% and GAAP operating income decreased 4% for the nine months ended March 31, 2023, compared to the prior-year period.
•     Non-GAAP adjusted revenue increased 8% and non-GAAP adjusted operating income increased 5% for the nine months ended March 31, 2023, compared to the prior-year period.1
▪     GAAP EPS was $3.68 per diluted share for the nine months ended March 31, 2023, compared to $3.84 in the prior-year period.
▪     Cash, was $27 million at March 31, 2023, and $40 million at March 31, 2022.
▪     Debt related to the revolving credit line was $375 million at March 31, 2023, and $225 million at March 31, 2022.
Third quarter summary:
•GAAP revenue increased 6% and GAAP operating income decreased 3% for the three months ended March 31, 2023, compared to the prior-year period.
•Non-GAAP adjusted revenue increased 8% and non-GAAP adjusted operating income increased 11% for the three months ended March 31, 2023, compared to the prior-year period.1
▪GAAP EPS was $1.12 per diluted share for the three months ended March 31, 2023, compared to $1.16 for the prior-year period.
Full-year fiscal 2023 guidance:2
GAAP (compared to second quarter guidance)
▪Revenue increases to $2,050 million to $2,057 million.
▪Operating margin increases to 22.9% to 23.1%.
▪EPS increases to $4.85 to $4.87.
Non-GAAP3
▪Adjusted revenue $2,021 million to $2,028 million.3
▪Adjusted operating margin 22.8% to 22.9%.3

Fiscal 2023 YTD Revenue		Fiscal 2023 YTD Operating Income		Fiscal 2023 YTD

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP Net Income	Non-GAAP EBITDA[4]
increased	increased	decreased	increased	decreased	increased
6%	8%	4%	5%	5%	4%

Third Quarter Revenue		Third Quarter Operating Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	decreased	increased
6%	8%	3%	11%

Monett, MO, May 2, 2023 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for the fiscal third quarter ended March 31, 2023.

According to David Foss, Board Chair and CEO, “We are very pleased to report another quarter of revenue growth and an overall strong financial performance. Despite the disruptions in the banking industry, we continue to experience great demand for Jack Henry financial technology solutions. Our sales teams produced an all-time record Q3 bookings quarter, and our sales pipeline is now larger than at any time in the history of our company. Most of the banks and credit unions that support Main Street America are Jack Henry clients. They are essential to the economic success of local communities, and we continue to focus on our stated mission to help strengthening connections between community and regional financial institutions and the people and businesses they serve.”

1 See tables below reconciling non-GAAP financial measures to GAAP.
2 The guidance assumes no additional acquisitions are made during the year.
3 See tables below reconciling fiscal year 2023 GAAP to non-GAAP guidance.
4 See tables below on page 12 reconciling Net Income to non-GAAP EBITDA.

1

Operating Results

Revenue, operating expenses, operating income, and net income for the three and nine months ended March 31, 2023, compared to the three and nine months ended March 31, 2022, were as follows (all dollar amounts in this section are in thousands, except for per share amounts):

Revenue (Unaudited)
(In Thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2023	2022		2023	2022
Revenue
Services and Support	$291,922	$282,921	3%	$902,771	$876,625	3%
Percentage of Total Revenue	57%	59%		59%	60%
Processing	216,630	195,339	11%	640,298	583,587	10%
Percentage of Total Revenue	43%	41%		41%	40%
REVENUE	$508,552	$478,260	6%	$1,543,069	$1,460,212	6%

•Services and support revenue increased for the three months ended March 31, 2023, primarily driven by growth in data processing and hosting fees of 12% partially offset by a decrease of 65% in deconversion fees. Another driver was an increase in hardware revenue. Processing revenue increased for the three months ended March 31, 2023, primarily driven by growth in card processing revenue of 9%. Other drivers were increases in payment processing, Jack Henry digital, and other processing fee revenues.
•Services and support revenue increased for the nine months ended March 31, 2023, primarily driven by growth in data processing and hosting fees of 12% partially offset by a 65% decrease in deconversion fees. Other drivers were increases in software usage and subscription fees and hardware revenue. Processing revenue increased for the nine months ended March 31, 2023, primarily driven by growth in card processing revenue of 8%. Other drivers were increases in payment processing, Jack Henry digital, and other processing fee revenues.
•For the three months ended March 31, 2023, core segment revenue increased 4%, payments segment revenue increased 6%, complementary segment revenue increased 6%, and corporate and other segment revenue increased 35%. Non-GAAP adjusted core segment revenue increased 8%, non-GAAP adjusted payments segment revenue increased 7%, non-GAAP adjusted complementary segment revenue increased 8%, and non-GAAP adjusted corporate and other segment revenue increased 35% (see revenue lines of segment break-out tables on page 5 below).
•For the nine months ended March 31, 2023, core segment revenue increased 3%, payments segment revenue increased 6%, complementary segment revenue increased 6%, and corporate and other segment revenue increased 25%. Non-GAAP adjusted core segment revenue increased 7%, non-GAAP adjusted payments segment revenue increased 6%, non-GAAP adjusted complementary segment revenue increased 8%, and non-GAAP adjusted corporate and other segment revenue increased 25% (see revenue lines of segment break-out tables on page 6 below).

2

Operating Expenses and Operating Income

(Unaudited, In Thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2023	2022		2023	2022
Cost of Revenue	$307,345	$282,339	9%	$910,195	$841,799	8%
Percentage of Total Revenue[5]	60%	59%		59%	58%
Research and Development	34,625	30,725	13%	104,179	87,394	19%
Percentage of Total Revenue[5]	7%	6%		7%	6%
Selling, General, and Administrative	58,192	53,607	9%	172,205	160,172	8%
Percentage of Total Revenue[5]	11%	11%		11%	11%
OPERATING EXPENSES	400,162	366,671	9%	1,186,579	1,089,365	9%

OPERATING INCOME	$108,390	$111,589	(3)%	$356,490	$370,847	(4%)
Operating Margin[5]	21%	23%		23%	25%
•Cost of revenue increased for the three months ended March 31, 2023, primarily due to higher direct costs in line with related increases in revenue, higher personnel costs, increased amortization of intangible assets, and increased cost of hardware. Cost of revenue increased for the nine months ended March 31, 2023, primarily due to higher direct costs in line with related increases in revenue, higher personnel costs, increased amortization of intangible assets, and increased internal licenses and fees.
•Research and development expense increased for the three months ended March 31, 2023, primarily due to higher personnel costs (net of capitalized personnel costs) and higher third-party development costs. Research and development expense increased for the nine months ended March 31, 2023, primarily due to higher personnel costs (net of capitalized personnel costs), higher third-party development costs, and increased internal licenses and fees.
•Selling, general, and administrative expense increased for the three months ended March 31, 2023, primarily due to higher personnel costs, including increased commissions expense. Selling, general, and administrative expense increased for the nine months ended March 31, 2023, primarily due to higher personnel costs, including increased commissions expense, increased travel-related expenses, and higher consulting and other professional service fees, partially offset by the increase in gain on sale of assets.
Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2023	2022		2023	2022
Income Before Income Taxes	$106,115	$110,901	(4)%	$350,624	$369,476	(5)%
Provision for Income Taxes	24,566	26,194	(6)%	81,751	86,986	(6)%
NET INCOME	$81,549	$84,707	(4)%	$268,873	$282,490	(5%)
Diluted earnings per share	$1.12	$1.16	(4)%	$3.68	$3.84	(4%)
•Effective tax rates for the three months ended March 31, 2023, and 2022 were 23.2% and 23.6%, respectively. Effective tax rates for the nine months ended March 31, 2023, and 2022 were 23.3% and 23.5%, respectively.

According to Mimi Carsley, CFO and Treasurer, “For the third quarter of the fiscal year, private and public cloud, card processing, transaction and digital and remittance all contributed to strong revenue growth. As expected, based on the continued low level of consolidation among financial institutions, deconversion revenues were down $11M in the third fiscal quarter and are expected remain low compared to the prior full fiscal year. Despite this, our GAAP revenue increased 6% and was up solidly at 8% for the quarter on a non-GAAP basis. The decrease in deconversion revenues put downward pressure on GAAP operating income, which decreased 3% for the quarter. Non-GAAP operating income increased 11% for the quarter thanks to the entire Jack Henry team’s disciplined focus on cost management.”

5 Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

Impact of Non-GAAP Adjustments
The table below shows our revenue and operating income (in thousands) for the three and nine months ended March 31, 2023, compared to the three and nine months ended March 31, 2022, excluding the impacts of deconversion fees, acquisitions, and gain/loss.

(Unaudited, In Thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2023	2022		2023	2022

Revenue (GAAP)	$508,552	$478,260	6%	$1,543,069	$1,460,212	6%

Adjustments:
Deconversion fee revenue	(6,143)	(17,431)		(17,042)	(48,058)
Revenue from acquisition	(2,658)	—		(5,975)	—

NON-GAAP ADJUSTED REVENUE	$499,751	$460,829	8%	$1,520,052	$1,412,154	8%

Operating Income (GAAP)	$108,390	$111,589	(3)%	$356,490	$370,847	(4%)

Adjustments:
Operating income from deconversion fees	(5,130)	(15,482)		(14,459)	(43,022)
Operating loss from acquisition	3,508	—		9,634	—
Gain on disposal of assets, net	—	—		(7,384)	—

NON-GAAP ADJUSTED OPERATING INCOME	$106,768	$96,107	11%	$344,281	$327,825	5%

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended March 31, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE	$156,903	$191,840	$142,122	$17,687	$508,552
Non-GAAP adjustments*	(2,315)	(4,301)	(2,170)	(15)	(8,801)
NON-GAAP ADJUSTED REVENUE	154,588	187,539	139,952	17,672	499,751

COST OF REVENUE	71,705	106,878	61,366	67,396	307,345
Non-GAAP adjustments**	(239)	(5,164)	(165)	(34)	(5,602)
NON-GAAP ADJUSTED COST OF REVENUE	71,466	101,714	61,201	67,362	301,743

NON-GAAP ADJUSTED SEGMENT INCOME	$83,122	$85,825	$78,751	$(49,690)

Research and Development					34,625
Selling, General, and Administrative					58,192
Non-GAAP adjustments unassigned to a segment***					(1,577)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					392,983

NON-GAAP ADJUSTED OPERATING INCOME					$106,768
*Revenue non-GAAP adjustments for the Core, Complementary, and Corporate and Other segments were deconversion fee revenue. Revenue non-GAAP adjustments for the Payments segment were deconversion fee revenue of $1,643 and acquisition revenue of $2,658.
**Cost of revenue non-GAAP adjustments for the Core segment were $239 related to deconversion fees, for the Payments segment were $5,102 related to the acquisition and $62 related to deconversion fees, for the Complementary segment were $165 related to deconversion fees, and for the Corporate and Other segment were $31 related to the acquisition and $3 related to deconversion fees.
***Non-GAAP adjustments unassigned to a segment were $1,034 related to the acquisition and $543 related to deconversion fees.

	Three Months Ended March 31, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE (GAAP)	$150,799	$180,518	$133,821	$13,122	$478,260
Non-GAAP adjustments*	(8,154)	(4,703)	(4,540)	(34)	(17,431)
NON-GAAP ADJUSTED REVENUE	142,645	175,815	129,281	13,088	460,829

COST OF REVENUE	66,576	95,970	57,740	62,053	282,339
Non-GAAP adjustments**	(623)	(28)	(475)	(3)	(1,129)
NON-GAAP ADJUSTED COST OF REVENUE	65,953	95,942	57,265	62,050	281,210

NON-GAAP ADJUSTED SEGMENT INCOME	$76,692	$79,873	$72,016	$(48,962)

Research and Development					30,725
Selling, General, and Administrative					53,607
Non-GAAP adjustments unassigned to a segment***					(820)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					364,722

NON-GAAP ADJUSTED OPERATING INCOME					$96,107
*Revenue non-GAAP adjustments were all deconversion fee revenues..
**Cost of revenue non-GAAP adjustments were all related to deconversion fees.
*** Non-GAAP adjustments unassigned to a segment were all related to deconversion fees.

5

	Nine Months Ended March 31, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
Revenue	$487,417	$569,867	$432,769	$53,016	$1,543,069
Non-GAAP adjustments*	(6,248)	(10,388)	(6,319)	(62)	(23,017)
Non-GAAP Adjusted Revenue	481,169	559,479	426,450	52,954	1,520,052

Cost of Revenue	212,269	316,104	179,074	202,748	910,195
Non-GAAP adjustments**	(656)	(12,665)	(538)	(109)	(13,968)
Non-GAAP Adjusted Cost of Revenue	211,613	303,439	178,536	202,639	896,227

Non-GAAP Adjusted Segment Income	$269,556	$256,040	$247,914	$(149,685)

Research and Development					104,179
Selling, General, and Administrative					172,205
Non-GAAP adjustments unassigned to a segment***					3,160
Non-GAAP Total Adjusted Operating Expenses					1,175,771

Non-GAAP Adjusted Operating Income					$344,281
*Revenue non-GAAP adjustments for the Core, Complementary, and Corporate and Other segments were deconversion fee revenue. Revenue non-GAAP adjustments for the Payments segment were deconversion fee revenue of $4,413 and acquisition revenue of $5,975.
**Cost of revenue non-GAAP adjustments for the Core segment were $656 related to deconversion fees, for the Payments segment were $12,444 related to the acquisition and $221 related to deconversion fees, for the Complementary segment were $538 related to deconversion fees, and for the Corporate and Other segment were $89 related to the acquisition. and $20 related to deconversion fees.
***Non-GAAP adjustments unassigned to a segment were $7,384 related to a gain on sale of assets partially offset by $3,076 related to the acquisition and $1,148 related to deconversion fees.

	Nine Months Ended March 31, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
Revenue	$470,962	$538,615	$408,137	$42,498	$1,460,212
Non-GAAP adjustments*	(21,176)	(13,084)	(13,554)	(244)	(48,058)
Non-GAAP Adjusted Revenue	449,786	525,531	394,583	42,254	1,412,154

Cost of Revenue	198,032	287,518	168,139	188,110	841,799
Non-GAAP adjustments**	(1,378)	(317)	(1,049)	(324)	(3,068)
Non-GAAP Adjusted Cost of Revenue	196,654	287,201	167,090	187,786	838,731

Non- GAAP Adjusted Segment Income	$253,132	$238,330	$227,493	$(145,532)

Research and Development					87,394
Selling, General, and Administrative					160,172
Non-GAAP adjustments unassigned to a segment***					(1,968)
Non-GAAP Total Adjusted Operating Expenses					1,084,329

Non-GAAP Adjusted Operating Income					$327,825

*Revenue non-GAAP adjustments were all deconversion fee revenues..
**Cost of revenue non-GAAP adjustments were all related to deconversion fees.
*** Non-GAAP adjustments unassigned to a segment were all related to deconversion fees.

6

The table below shows our GAAP to non-GAAP guidance for fiscal 2023. Non-GAAP guidance excludes the impacts of deconversion fee and acquisition revenue and operating expenses and assumes no further acquisitions are made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (In Millions, except per share data)	Annual FY23*
	Low	High
REVENUE (GAAP)	$2,050	$2,057
Growth	5.5%	5.9%
Deconversion fees	$20	$20
Acquisition	9	9
NON-GAAP ADJUSTED REVENUE*	$2,021	$2,028
Non-GAAP Adjusted Growth	7.0%	7.3%

OPERATING EXPENSES (GAAP)	$1,580	$1,583
Growth	7.6%	7.8%
Deconversion costs	$5	$5
Acquisition costs	22	22
Gain on disposal of assets, net	(7)	(7)
NON-GAAP ADJUSTED OPERATING EXPENSES*	$1,561	$1,564
Non-GAAP Adjusted Growth	6.8%	7.0%

OPERATING INCOME (GAAP)	$470	$474
Growth	(0.9)%	(0.1)%

OPERATING INCOME MARGIN (GAAP)	22.9%	23.1%

NON-GAAP ADJUSTED OPERATING INCOME	$460	$464
Non-GAAP Adjusted Growth	7.6%	8.6%

NON-GAAP ADJUSTED OPERATING INCOME MARGIN	22.8%	22.9%

EPS (GAAP)	$4.85	$4.87
Growth	(1.8)%	(1.4)%

*GAAP to Non-GAAP revenue and operating expenses may not foot due to rounding.

7

Balance Sheet and Cash Flow Review

•At March 31, 2023, cash and cash equivalents decreased to $27 million from $40 million at March 31, 2022.
•Trade receivables totaled $238 million at March 31, 2023, compared to $223 million at March 31, 2022.
•The Company had $375 million of borrowings at March 31, 2023, and $225 million at March 31, 2022.
•Total deferred revenue increased to $226 million at March 31, 2023, compared to $218 million a year ago.
•Stockholders' equity increased to $1,538 million at March 31, 2023, compared to $1,329 million a year ago.
*See table below for Net Cash Provided by Operating Activities and on page 12 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and return on invested capital (ROIC) to GAAP measures are also on page 12. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, In Thousands)	Nine Months Ended March 31,
	2023	2022
Net income	$268,873	$282,490
Depreciation	36,740	38,339
Amortization	105,609	94,563
Change in deferred income taxes	(36,370)	15,681
Other non-cash expenses	14,225	19,604
Change in receivables	110,686	83,868
Change in deferred revenue	(184,130)	(177,987)
Change in other assets and liabilities	(108,602)	(55,161)
NET CASH FROM OPERATING ACTIVITIES	$207,031	$301,397

8

The following table summarizes net cash from investing activities:

(Unaudited, In Thousands)	Nine Months Ended March 31,
	2023	2022
Payment for acquisitions, net of cash acquired*	$(229,628)	$—
Capital expenditures	(27,237)	(28,386)
Proceeds from dispositions	27,885	38
Purchased software	(1,471)	(7,726)
Computer software developed	(124,110)	(108,950)
Purchase of investments	(1,000)	—
NET CASH FROM INVESTING ACTIVITIES	$(355,561)	$(145,024)
*During first quarter fiscal 2023, the Company completed its previously announced acquisition of Payrailz.

The following table summarizes net cash from financing activities:

(Unaudited, In Thousands)	Nine Months Ended March 31,
	2023	2022
Borrowings on credit facilities*	$550,000	$292,000
Repayments on credit facilities and financing leases	(290,059)	(167,091)
Purchase of treasury stock	(25,000)	(193,916)
Dividends paid	(109,346)	(103,376)
Net cash from issuance of stock and tax related to stock-based compensation	700	4,815
NET CASH FROM FINANCING ACTIVITIES	$126,295	$(167,568)
*The Company's acquisition of Payrailz during first quarter fiscal 2023 was primarily funded by new borrowings under the Company's revolving credit facility.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP include the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, and return on invested capital (ROIC).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating income margin, adjusted segment income, adjusted cost of revenue, and adjusted operating expenses, eliminate one-time deconversion fees and associated costs, the effects of acquisitions and divestitures, and gain/loss on the disposal of assets, all of which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversion fees, acquisitions and divestitures, and gain/loss on the disposal of assets. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.

9

Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 46 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,700 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on May 3, 2023; at 7:45 a.m. Central Time and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

10

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, except per share data)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2023	2022		2023	2022

REVENUE	$508,552	$478,260	6%	$1,543,069	$1,460,212	6%

Cost of Revenue	307,345	282,339	9%	910,195	841,799	8%
Research and Development	34,625	30,725	13%	104,179	87,394	19%
Selling, General, and Administrative	58,192	53,607	9%	172,205	160,172	8%
EXPENSES	400,162	366,671	9%	1,186,579	1,089,365	9%

OPERATING INCOME	108,390	111,589	(3)%	356,490	370,847	(4)%

Interest income	2,391	3	79,600%	3,783	16	23,544%
Interest expense	(4,666)	(691)	575%	(9,649)	(1,387)	596%
Interest Income (Expense), net	(2,275)	(688)	231%	(5,866)	(1,371)	328%

INCOME BEFORE INCOME TAXES	106,115	110,901	(4)%	350,624	369,476	(5)%

Provision for Income Taxes	24,566	26,194	(6)%	81,751	86,986	(6)%

NET INCOME	$81,549	$84,707	(4)%	$268,873	$282,490	(5)%

Diluted net income per share	$1.12	$1.16		$3.68	$3.84
Diluted weighted average shares outstanding	73,074	73,019		73,119	73,619

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)				March 31,		% Change
				2023	2022
Cash and cash equivalents				$26,552	$39,797	(33)%
Receivables				238,364	222,696	7%
Total assets				2,607,597	2,272,103	15%

Accounts payable and accrued expenses				$163,794	$169,891	(4)%
Current and long-term debt				375,001	225,103	67%
Deferred revenue				226,146	217,613	4%
Stockholders' equity				1,538,309	1,328,608	16%

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Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
(in thousands)	2023	2022		2023	2022
Net income	$81,549	$84,707		$268,873	$282,491
Interest, net	2,275	688		5,865	1,370
Taxes	24,566	26,194		81,751	86,985
Depreciation and amortization	48,637	44,449		142,349	132,902
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time deconversions, acquisitions, and gain on disposal of assets, net.*	(4,654)	(15,482)		(19,184)	(43,022)
NON-GAAP EBITDA	$152,373	$140,556	8%	$479,654	$460,726	4%
*The fiscal third quarter adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions and acquisitions and were $5,130 and $(476), respectively, and the prior fiscal year third quarter adjustment was for deconversions only. The fiscal year-to-date adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions, acquisitions, and gain on disposal of assets, net, and were $14,459, $(2,659), and $7,384, respectively, and the prior fiscal year-to-date adjustment was for deconversions only.

Calculation of Free Cash Flow (Non-GAAP)				Nine Months Ended March 31,
(in thousands)				2023	2022
Net cash from operating activities				$207,031	$301,397
Capitalized expenditures				(27,237)	(28,386)
Internal use software				(1,471)	(7,726)
Proceeds from sale of assets				27,885	38
Capitalized software				(124,110)	(108,950)
FREE CASH FLOW				$82,098	$156,373

Calculation of the Return on Average Shareholders’ Equity				March 31,
( in thousands)				2023	2022
Net income (trailing four quarters)				$349,299	$359,353
Average stockholder's equity (period beginning and ending balances)				1,433,459	1,322,026
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY				24.4%	27.2%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)				March 31,
(in thousands)				2023	2022
Net income (trailing four quarters)				$349,299	$359,353

Average stockholder's equity (period beginning and ending balances)				1,433,459	1,322,026
Average current maturities of long-term debt (period beginning and ending balances)				51	109
Average long-term debt (period beginning and ending balances)				300,001	212,561
Average invested capital				$1,733,511	$1,534,696

ROIC				20.1%	23.4%

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